Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of Overnite Corporation on Form S-1 of our report on the financial statements of Overnite Holding, Inc. dated March 3, 2003 (August 4, 2003 as to Note 15) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

DELOITTE & TOUCHE LLP

Richmond, Virginia

August 4, 2003